Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

Altria Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered & Carry Forward Securities (1)

	Security Type	Security Class Title	Fee Calculation Rule (2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	457(r)	$500,000,000	99.801%	$499,005,000	0.00014760	$73,653.14

	Debt	Debt Securities	457(r)	$500,000,000	99.736%	$498,680,000	0.00014760	$73,605.17

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total Offering Amounts						$997,685,000		$147,258.31

Total Fee Offsets								0

Net Fee Due								$147,258.31

(1)

This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” in the Company’s Registration Statement on Form S-3 (File No. 333-275173) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.